EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-117092, 333-108114, 333-75908, 33-75906, 333-84974, 333-34160 and 33-86532) of LodgeNet Entertainment Corporation of our report dated May 19, 2006, relating to the financial statements and supplemental schedule of LodgeNet Entertainment Corporation 401(k) Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 28, 2006

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